AMERICOMM DIRECT MARKETING, INC.
                           Offer to Purchase for Cash
          Any and All of its Outstanding 11-5/8% Senior Notes due June
               15, 2002, Series B and Solicitation of Consents for
                       Amendment of the Related Indenture

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THIS OFFER WILL EXPIRE AT 11:59 P.M.,  NEW YORK CITY TIME, ON FRIDAY,  SEPTEMBER
4, 1998, OR SUCH LATER TIME AND DATE, WHICH SHALL BE NO EARLIER THAN FIVE BUSINESS DAYS FOLLOWING THE CONSENT DATE (AS HEREINAFTER DEFINED), TO WHICH THE OFFER IS EXTENDED (SUCH TIME AND DATE, THE "EXPIRATION DATE"). THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, AUGUST 21, 1998, OR SUCH LATER TIME AND DATE TO WHICH THE SOLICITATION IS EXTENDED (SUCH TIME AND DATE, THE "CONSENT DATE"). HOLDERS OF NOTES (AS HEREINAFTER DEFINED) MUST TENDER
THEIR  NOTES  AND  PROVIDE  THEIR  CONSENTS  TO  THE  PROPOSED   AMENDMENTS  (AS
HEREINAFTER DEFINED) ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE OFFER CONSIDERATION AND TENDER THEIR NOTES AND PROVIDE THEIR CONSENTS ON OR
PRIOR  TO THE  CONSENT  DATE  IN  ORDER  TO  RECEIVE  THE  CONSENT  PAYMENT  (AS
HEREINAFTER  DEFINED).   THE  COMPANY  INTENDS  TO  CAUSE  THE  EXECUTION  OF  A
SUPPLEMENTAL INDENTURE CONTAINING THE PROPOSED AMENDMENTS AT OR PROMPTLY FOLLOWING THE CONSENT DATE. TENDERED NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME AT OR PRIOR TO THE CONSENT DATE, BUT NOT THEREAFTER.
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TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

          We are enclosing herewith the materials listed below relating to the offer by AmeriComm Direct Marketing, Inc. (formerly National Fiberstok Corporation) (the "Company") to purchase for cash all of the Company's outstanding 11-5/8% Senior Notes due June 15, 2002, Series B (the "Notes"), at the purchase price therefor (the "Purchase Price") set forth in the Offer to Purchase and Consent Solicitation Statement, dated August 10, 1998 (as the same may be amended or supplemented from time to time, the "Statement"), plus accrued and unpaid interest, if any, to the Expiration Date (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date). The offer to purchase Notes on the terms and subject to the conditions set forth in the Statement and in the Consent and Letter of Transmittal (the "Consent and Letter of Transmittal") is referred to as the "Offer". In conjunction with the Offer, the Company is soliciting the ("Solicitation") consents (the "Consents") of registered holders (each, a "Holder" and, collectively, the "Holders") of at least a majority of the aggregate principal amount of the outstanding Notes to certain proposed amendments (the "Proposed Amendments") to the Indenture, dated as of June 15, 1996 (as supplemented, the "Indenture"), between the Company (formerly National Fiberstok Corporation), as issuer, the parties named therein and Wilmington Trust Company, as trustee (the "Trustee"), pursuant to which the Notes were issued. Capitalized terms used but not defined herein have the meanings ascribed to them in the Statement and the Consent and Letter of Transmittal.

          We are asking you to contact your clients for whom you hold Notes registered in your name or in the name of your nominee. In addition, we are asking you to contact your clients who, to your knowledge, hold Notes registered in their own name.

          Enclosed for your information and use are copies of the following documents:

          1. The Statement dated August 10, 1998;

          2. A Consent and Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. Federal income tax withholding;

          3. A form of letter that may be sent to your clients for whose accounts you hold Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Offer; and

          4. A Notice of Guaranteed Delivery for the Notes.

          WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. HOLDERS OF NOTES MUST (I) DELIVER THEIR CONSENTS PRIOR TO THE CONSENT DATE TO RECEIVE THE CONSENT PAYMENT AND (II) TENDER THEIR NOTES PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE TO RECEIVE THE PURCHASE PRICE. PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 4, 1998.

          The Offer and payment for the Notes are conditioned upon, among other things, receipt by the Depositary of valid and unrevoked Consents from Holders of at least a majority in principal amount of Notes then outstanding (the "Requisite Consents").

          In all cases, the applicable Purchase Price will be paid for Notes accepted for purchase pursuant to the Offer only after timely receipt by the Depositary of such Notes (or confirmation of book-entry transfer of such Notes into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Statement)), a Consent and Letter of Transmittal (or facsimile thereof), properly completed and validly executed, or, if applicable, an Agent's Message (as defined in the Statement) in lieu of a Consent and Letter of Transmittal, and any other required documents. In addition, the Consent Payment will be paid for those Consents which have been validly delivered and not validly revoked at or prior to the Consent Date, with such payment to be made on the Payment Date, provided that the Notes are accepted for payment pursuant to the terms of the Offer.

          If holders of Notes wish to tender, but it is impracticable for them to forward their Notes or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures described in the Statement under the heading "Procedures for Tendering Notes and Delivering Consents -- Guaranteed Delivery."

          WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

          The Company will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary, the Dealer Manager and the Information Agent) in connection with the solicitation of tenders of Notes pursuant to the Offer. However, the Company will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable with respect to the transfer of Notes to it, except as otherwise provided in Instruction 7 of the Consent and Letter of Transmittal.

          Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the Depositary, the Dealer Manager or the Information Agent, at the addresses and telephone numbers set forth on the back cover of the Offer Statement.

                                                Very truly yours,

                                                AMERICOMM DIRECT MARKETING, INC.

          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE DEPOSITARY OR ANY
AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.